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NOTICE OF GUARANTEED DELIVERY
for tender of shares of
Common Stock
of
AULT INCORPORATED
at
$2.90 Net Per Share of Common Stock
Pursuant to the Offer to Purchase
Dated December 23, 2005
to
Lakers Acquisition Corp.
a wholly owned subsidiary of
SL Industries, Inc.
(Not to be used for Signature Guarantees)

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, no par value, of Ault Incorporated, a Minnesota corporation ("Ault"), including associated preferred stock rights issued pursuant to the Rights Agreement, dated as of February 13. 1996, by and between Ault and Norwest Bank Minnesota, N.A., as amended from time to time (together, the "Shares," and each a "Share"), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach American Stock Transfer & Trust Company (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION (as defined in Section 3—"Procedure for Tendering Shares" of the Offer to Purchase).

The Depositary for the Offer is:

American Stock Transfer &
Trust Company

By Mail American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Facsimile Transmission: For Notice of Guaranteed Delivery For Eligible Institutions Only (718)234-5001 For Confirmation Only Telephone: (877) 248-6417	By Hand or Overnight Courier: American Stock Transfer & Trust Company Attn: Reorganization Departmente 59 Maiden Lane Concourse Level New York, NY 10038

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned represents that the undersigned owns and hereby tenders to Lakers Acquisition Corp., a Minnesota corporation ("Purchaser") and a wholly owned subsidiary of SL Industries, Inc., a New Jersey corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 23, 2005 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares of Common Stock Tendered:

Certificate Number(s) (if available):
(please print)

Address(es):

(Zip Code)

☐ Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Transaction Code No.:

Dated:                         , 200

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GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other "eigible guarantor institution,"as such term is defined in Rule 17Ad-I5 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at Depository Trust Company (the "Book-Entry Transfer Facility"), in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or an Agent's Message (as defined in Section 3—"Procedure for Tendering Shares" of the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three (3) trading days after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

(Authorized Signature)

Name: (Please type or print)

Title:

Area Code and Tel. No.

Address:

(Zip Code)

Dated:                         , 200

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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GUARANTEE
(Not to be used for signature guarantee)